CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             BULL & BEAR GROUP, INC.



     Bull & Bear Group, Inc., a corporation  organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), DOES HEREBY CERTIFY THAT:

                        FIRST:         The Board of Directors of the Corporation
has adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                                    "RESOLVED,  that the  amendment  to  Article
                        FIRST of the Corporation's Certificate of Incorporation, to read in its entirety as follows (the "Amendment"), is hereby proposed and declared to be advisable and in the best interests of the Corporation:

                                    "FIRST:      The name of the Corporation is:
                        Winmill & Co. Incorporated."

                        SECOND:        Thereafter, pursuant to resolution of its
Board of Directors, in lieu of a meeting and vote of stockholders, the stockholders of the Corporation gave a unanimous written consent to the Amendment in accordance with the provisions of the General Corporation Law of the State of Delaware.

                        THIRD:         The Amendment  has  been  duly adopted in
accordance with theprovisions of Section 242 of the General Corporation Law of the State of Delaware.


                        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by the undersigned this 1st day of April, 1999.

                                                         BULL & BEAR GROUP, INC.


                                                        By:/s/ Thomas B. Winmill
                                                           ---------------------
                                                         Name: Thomas B. Winmill
                                                                Title: President